EXHIBIT 10.8

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                    FINANCIAL EXCHANGE COMPANY OF OHIO, INC.,
                                  AS PURCHASER,



                            ABC CHECK CASHING, INC.,
                                    AS SELLER



                                       AND



                                    ED KOWIT,
                                 AS SHAREHOLDER



                           Dated as of August 28, 1996

                                TABLE OF CONTENTS

     Section                                                           Page
     -------                                                           ----

                                    ARTICLE I

                           SALE AND PURCHASE OF ASSETS
          1.1    Sale and Purchase of Assets . . . . . . . . . . . . .    1
          1.2    Assets  . . . . . . . . . . . . . . . . . . . . . . .    2
          1.3    Excluded Assets . . . . . . . . . . . . . . . . . . .    3
          1.4    Liens . . . . . . . . . . . . . . . . . . . . . . . .    4
          1.5    Liabilities . . . . . . . . . . . . . . . . . . . . .    4

                                   ARTICLE II

                           PURCHASE PRICE AND PAYMENT
          2.1    Amount of Purchase Price  . . . . . . . . . . . . . .    5
          2.2    Payment of Purchase Price . . . . . . . . . . . . . .    5
          2.3    Certification of Amount of Cash on Hand . . . . . . .    5

                                   ARTICLE III

                                     CLOSING
          3.1    Closing Date  . . . . . . . . . . . . . . . . . . . .    6

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF ABC AND THE SHAREHOLDER
          4.1    Organization and Good Standing  . . . . . . . . . . .    6
          4.2    Authorization of Agreement  . . . . . . . . . . . . .    6
          4.3    Capitalization  . . . . . . . . . . . . . . . . . . .    7
          4.4    Subsidiaries and Other Interests  . . . . . . . . . .    7
          4.5    Corporate Records . . . . . . . . . . . . . . . . . .    7
          4.6    Conflicts; Consents of Third Parties  . . . . . . . .    7
          4.7    Ownership and Transfer of Assets  . . . . . . . . . .    8
          4.8    Financial Statements  . . . . . . . . . . . . . . . .    8
          4.9    No Undisclosed Liabilities  . . . . . . . . . . . . .    8
          4.10   Absence of Certain Developments . . . . . . . . . . .    8
          4.11   Taxes . . . . . . . . . . . . . . . . . . . . . . . .   10
          4.12   Real Property . . . . . . . . . . . . . . . . . . . .   12
          4.13   Tangible Personal Property  . . . . . . . . . . . . .   13
          4.14   Intangible Property . . . . . . . . . . . . . . . . .   13
          4.15   Material Contracts  . . . . . . . . . . . . . . . . .   14
          4.16   Employee Benefits . . . . . . . . . . . . . . . . . .   15
          4.17   Labor . . . . . . . . . . . . . . . . . . . . . . . .   15
          4.18   Litigation  . . . . . . . . . . . . . . . . . . . . .   15
          4.19   Compliance with Laws  . . . . . . . . . . . . . . . .   16
          4.20   Environmental Matters . . . . . . . . . . . . . . . .   16
          4.21   Insurance . . . . . . . . . . . . . . . . . . . . . .   17

     Section                                                           Page
     -------                                                           ----

     4.22Payables 17
          4.23   Related Party Transactions  . . . . . . . . . . . . .   17
          4.24   ADA Matters . . . . . . . . . . . . . . . . . . . . .   17
          4.25   Banks . . . . . . . . . . . . . . . . . . . . . . . .   18
          4.26   No Misrepresentation  . . . . . . . . . . . . . . . .   18
          4.27   Financial Advisors  . . . . . . . . . . . . . . . . .   18
          4.28   ABC's Solvency and Obligations  . . . . . . . . . . .   18
          4.29   Name  . . . . . . . . . . . . . . . . . . . . . . . .   19

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
          5.1    Organization and Good Standing  . . . . . . . . . . .   19
          5.2    Authorization of Agreement  . . . . . . . . . . . . .   19
          5.3    Conflicts; Consents of Third Parties  . . . . . . . .   19
          5.4    Litigation  . . . . . . . . . . . . . . . . . . . . .   20
          5.5    Financial Advisors  . . . . . . . . . . . . . . . . .   20
          5.6    Purchaser's Solvency and Obligations  . . . . . . . .   20
          5.7    Purchaser's Group Medical Plans . . . . . . . . . . .   21

                                   ARTICLE VI

                                    COVENANTS
          6.1    Effect of Investigation . . . . . . . . . . . . . . .   21
          6.2    Consents  . . . . . . . . . . . . . . . . . . . . . .   21
          6.3    Preservation of Records . . . . . . . . . . . . . . .   21
          6.4    Publicity . . . . . . . . . . . . . . . . . . . . . .   22
          6.5    Use of Name . . . . . . . . . . . . . . . . . . . . .   22
          6.6    Environmental Matters . . . . . . . . . . . . . . . .   22
          6.7    Noncompetition Agreements . . . . . . . . . . . . . .   22
          6.8    Employee Benefits and Employment  . . . . . . . . . .   23
          6.9    Tax Matters . . . . . . . . . . . . . . . . . . . . .   24
          6.10   Consents to Lease of Bedford Property . . . . . . . .   25

                                   ARTICLE VII

                              CONDITIONS TO CLOSING
          7.1    Conditions Precedent to Obligations of Purchaser  . .   25
          7.2    Conditions Precedent to Obligations of ABC.   . . . .   26

                                  ARTICLE VIII

                            DOCUMENTS TO BE DELIVERED
          8.1    Documents to be Delivered by ABC  . . . . . . . . . .   26
          8.2    Documents to be Delivered by the Purchaser  . . . . .   28

                                   ARTICLE IX

                                 INDEMNIFICATION
          9.1    Survival  . . . . . . . . . . . . . . . . . . . . . .   28

     Section                                                           Page
     -------                                                           ----

          9.2    General Indemnification . . . . . . . . . . . . . . .   29
          9.3    Limitations on Indemnification for Breaches of
                 Representations and Warranties  . . . . . . . . . . .   30
          9.4    Indemnification Procedures  . . . . . . . . . . . . .   31
          9.5    Tax Matters . . . . . . . . . . . . . . . . . . . . .   33
          9.6    Employee Benefits and Labor Indemnity . . . . . . . .   33
          9.7    Treatment of Payment  . . . . . . . . . . . . . . . .   34

                                    ARTICLE X

                                  MISCELLANEOUS
          10.1   Certain Definitions . . . . . . . . . . . . . . . . .   34
          10.2   Expenses  . . . . . . . . . . . . . . . . . . . . . .   40
          10.3   Specific Performance  . . . . . . . . . . . . . . . .   40
          10.4   Further Assurances  . . . . . . . . . . . . . . . . .   40
          10.5   Submission to Jurisdiction; Consent to Service of
                 Process . . . . . . . . . . . . . . . . . . . . . . .   40
          10.6   Entire Agreement; Amendments and Waivers  . . . . . .   41
          10.7   Governing Law . . . . . . . . . . . . . . . . . . . .   41
          10.8   Table of Contents and Headings  . . . . . . . . . . .   41
          10.9   Notices . . . . . . . . . . . . . . . . . . . . . . .   41
          10.10  Severability  . . . . . . . . . . . . . . . . . . . .   42
          10.11  Binding Effect; Assignment  . . . . . . . . . . . . .   43
          10.12  Bulk Transfer Laws  . . . . . . . . . . . . . . . . .   43
          10.13  Counterparts  . . . . . . . . . . . . . . . . . . . .   43

                             SCHEDULES AND EXHIBITS

     Schedule I      -       List of Stores
     Schedule 1.3    -       Excluded Store
     Schedule 1.5(b)-        Agreed Prepaid Expenses
     Schedule 4.6    -       Conflicts
     Schedule 4.9    -       Undisclosed Liabilities
     Schedule 4.10   -       Certain Developments
     Schedule 4.12(a)(1)-    List of Company Properties
     Schedule 4.12(a)(2)-    Compliance Exceptions
     Schedule 4.12(a)(3)-    Property Contracts
     Schedule 4.13   -       Personal Property Leases
     Schedule 4.14   -       Intangibles
     Schedule 4.15   -       Material Contracts
     Schedule 4.16(a)-       Employee Benefits
     Schedule 4.18   -       Litigation
     Schedule 4.19   -       License Revocation Proceedings
     Schedule 4.20   -       Environmental
     Schedule 4.21   -       Insurance
     Schedule 4.23   -       Related Party Transactions
     Schedule 4.25   -       Bank Accounts
     Schedule 4.27   -       Financial Advisors
     Schedule 5.3    -       Conflicts/Consents
     Schedule 6.9    -       Allocation of Purchase Price


     Exhibit A-1     -       Form of Noncompetition Agreement (Shareholder
                             and ABC)
     Exhibit A-2     -       Form of Noncompetition Agreement (Credit One
                             and Quick Tax)
     Exhibit B       -       Form of Legal Opinion (Seller)
     Exhibit C       -       Form of Legal Opinion (Buyer)
     Exhibit D       -       Form of Escrow Agreement
     Exhibit E       -       Form of License Agreement
     Exhibit F-1     -       Form of Lease Assignment and Assumption
                             Agreement (Affiliate Leases)
     Exhibit F-2     -       Form of Lease Assignment and Assumption
                             Agreement (Non-Affiliate Leases)
     Exhibit G       -       Form of Assumption Agreement
     Exhibit H       -       Form of Bill of Sale and Assignment of
                             Contracts

                            ASSET PURCHASE AGREEMENT
                            -------------------------

               THIS ASSET PURCHASE AGREEMENT, dated as of August 28, 1996 (the "Agreement"), by and among Financial Exchange Company of Ohio, Inc., an Ohio corporation (the "Purchaser"), ABC Check Cashing, Inc., an Ohio corporation ("ABC" or the "Company"), and Ed Kowit (the "Shareholder").


                              W I T N E S S E T H:
                              --------------------
               WHEREAS, ABC presently owns and operates those fifteen (15) check cashing stores located in the State of Ohio as listed on
     Schedule I (collectively, the "Stores");

               WHEREAS, the Shareholder owns all of the issued and outstanding capital stock of the Company;

               WHEREAS, Purchaser is an indirectly wholly-owned subsidiary of DFG Holdings, Inc.;

               WHEREAS, Purchaser desires to purchase from ABC and ABC desires to sell to Purchaser the Assets (as such term is defined in Section 1.1) for the purchase price and upon the terms and conditions hereinafter set forth;

               WHEREAS, Purchaser desires that, effective upon the Closing Date, the Shareholder, ABC and certain other companies that are 50% owned by the Shareholder will agree not to compete with Purchaser or any of its affiliates pursuant to Noncompetition Agreements to be entered into on the Closing Date in the forms set forth on Exhibits A-1 and A-2 hereto; and

               WHEREAS, certain terms used in this Agreement are defined in
     Section 10.1;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:


                                    ARTICLE I

                           SALE AND PURCHASE OF ASSETS

               1.1  Sale and Purchase of Assets.  Upon the terms and
                    ---------------------------
     subject to the conditions contained herein, on the Closing Date, ABC shall sell, assign, transfer, convey and deliver to the Purchaser (or its designees) good and marketable title, free and clear of all Liens (other than Permitted Exceptions), and the

     Purchaser shall purchase from ABC, all of the assets, properties, good-will, rights and business of ABC of any nature whatsoever (whether real or personal, tangible or intangible or otherwise) other than the Excluded Assets (collectively, the "Assets").

               In addition, the Shareholder and ABC agree to provide, or cause to be provided, to Purchaser access to all documents and/or information as may be reasonably necessary to enable Purchaser to see to the efficient and proper conduct and administration of the Assets from and after the Closing Date, including, without limitation, all historical files, Tax Returns, records and personnel data in connection with the Stores.

               1.2  Assets.  Without limiting the foregoing, ABC agrees
                    ------
     that, at the time of Closing, all of the properties, business, rights, good-will and assets of ABC (including all properties, business, rights, good-will and assets used or useable in the operation of the Stores), other than the Excluded Assets, including, but not limited to, the following, shall be included in the Assets and shall be transferred to the Purchaser (or its designees), free and clear of all Liens, except for the Permitted Exceptions:

               (a)  Licenses and Authorizations.  All authorizations,
                    ---------------------------
     approvals, orders, licenses, franchises, certificates and permits (to the extent transferable) (collectively, "Licenses") of and from all Governmental Bodies necessary to own or lease the properties and assets used or useable in the operation of the Stores, together with any renewals, extensions or modifications thereof and additions thereto and other pending applications or applications filed with any Governmental Body.

               (b)  Personal Property, etc.  All tangible and intangible
                    -----------------------
     personal property, equipment, machinery, furniture, fixtures, tools, computer hardware, supplies and other assets, wherever located, used or useable in the operation of the Stores.

               (c)  Real Property.  The interest of ABC in and to all
                    -------------
     leased real property, buildings and structures, leasehold improvements, fixtures and appurtenances used or useable in the operation of the Stores (including all Company Properties) and ABC's interests and rights arising under all agreements, rights and appurtenances relating thereto (including all Real Property Leases) and any renewals, extensions, amendments or modifications thereof.

               (d)  Leases and Agreements.  The rights of ABC arising under
                    ---------------------
     all contracts and agreements to which it is a party, including any renewals, extensions, amendments or modifications thereof (including, without limitation, the Assumed Contracts).

               (e)  Intellectual Property, etc.  All copyrights,
                    ---------------------------
     trademarks, service marks, trade secret rights, computer programs and software, permits, licenses or other similar rights used or useable in the operation of the Stores, including, specifically, the tradenames enumerated on Schedule 4.14 hereof, as well as all other copyrights, trademarks, service marks, trade secret rights, computer programs and software, permits, licenses or other similar rights utilized in the operation of the Stores.

               (f)  Books and Records.  All books, records and files
                    -----------------
     pertaining to the business conducted by any of the Stores for all periods ending on or before the Closing Date.

               (g)  Prepaid Expenses.  Security deposits and other prepaid
                    ----------------
     expenses of ABC relating to the operation or ownership of the Stores, including, but not limited to, Taxes, rent, and licenses, postage, and any other prepaid assets or deposits relating to the operation or ownership of the Stores.

               (h)  Customer Lists.  Customer lists, vendor lists and other
                    --------------
     intangible assets of ABC.

               (i)  Cash On Hand.  All Cash on Hand.
                    ------------
          The term "computer programs and software" as used in subparagraph
     (e) above shall include, without limitation, all point-of-sale ("POS") software developed and/or owned by ABC.

               1.3  Excluded Assets.  It is agreed that, other than cash
                    ---------------
     physically located in the Stores at the opening of business on the Closing Date (the "Cash on Hand"), (a) any cash, savings accounts, checks returned unpaid, accounts receivable, refunds of unearned insurance premiums, bank deposits and items in the process of collection held by ABC, (b) the real property owned by ABC in Lorain, Ohio and located at 2193 North Ridge Rd., Lorain, Ohio, (c) the two season tickets to the Cleveland Cavalier basketball team owned by ABC,
     (d) ABC's minute books, other similar corporate records and stock register, (e) the store listed on Schedule 1.3 hereto and (f) any payroll advances or other loans against future wages made by ABC to any of its employees (collectively, the "Excluded Assets") shall not constitute part of the Assets. Such Excluded Assets shall be retained by ABC and shall not be transferred to the Purchaser at Closing. Solely as an accommodation to ABC, Purchaser shall, during the 60-day period following the Closing Date, attempt to collect (at the sole cost and expense of ABC) ABC's outstanding accounts receivable and other items in the process of collection as of the Closing Date (all to the extent arising in the ordinary course of business of ABC) and will remit to ABC any amounts so collected (net of expenses, including reasonable attorneys' fees); provided that (i) ABC shall promptly pay
                                  --------
     to Purchaser (or Purchaser may retain from such proceeds) an amount equal to 10% of all amounts collected, (ii) Purchaser shall not be obligated to institute litigation or any proceedings to collect such amounts and (iii) ABC shall reimburse Purchaser immediately upon demand for any and all expenses of Purchaser (including, without limitation, reasonable attorneys' fees and expenses) to the extent Purchaser shall not therefore have reimbursed itself out of amounts collected by Purchaser as described above. Purchaser shall have no affirmative duty to collect any of such items.

               1.4  Liens.  ABC agrees that, as of Closing, the Assets will
                    -----
     be free and clear of all Liens except for the Permitted Exceptions and specifically agrees that all such Liens, other than the Permitted Exceptions, shall be satisfied prior to the consummation of the Closing.

               1.5  Liabilities.
                    -----------

               (a) Upon the terms and subject to the conditions of this Agreement, at the Closing Purchaser will assume and agree to perform and discharge the obligations of ABC under and pursuant to the Assumed Contracts, but only to the extent that such obligations arise and accrue after the Closing Date (excluding, however, those obligations that either arise out of or would have been satisfied prior to the Closing but for a breach or default by ABC) (collectively, the "Assumed Liabilities"). The Purchaser shall not assume, and shall not be deemed to have assumed, any Excluded Liabilities.

               (b)  Apportionments.  Rents, additional rent, real estate
                    --------------
     taxes, personal property taxes, water, utilities, and benefits under any Employee Benefit Plan (including accrued vacation and holidays) (the "Expenses") to the extent constituting Agreed Prepaid Expenses that are (i) paid by, or on behalf of, ABC on or prior to the Closing Date and allocable, in whole or in part, to any period following the Closing Date, shall be credited to ABC to the extent so allocable, or
     (ii) unpaid by, or on behalf of ABC on or prior to the Closing Date and allocable, in whole or in part, to any period prior to the Closing Date, shall be credited to Purchaser (the "Credited Liabilities"). In addition, to the extent that, in connection with the assignment of any real property leases by ABC to Purchaser at the Closing, security deposits paid thereunder by ABC are to remain in place on and after Closing, Purchaser shall reimburse ABC for such amounts at Closing.
     Schedule 1.5(b) hereto lists the categories of prepaid Expenses of ABC expected to exist as of Closing (the "Agreed Prepaid Expenses"). Except for Agreed Prepaid Expenses, no other Expenses shall be pro rated as provided above.

               The parties hereto shall make apportionments as provided above on the Closing Date and corresponding adjustments to the

     Purchase Price to the extent possible at that time. However, because a number of the Agreed Prepaid Expenses will not be readily determinable until after the Closing Date, final apportionments cannot be made on that date. Therefore, at such time as ABC and Purchaser reasonably believe that all of the Agreed Prepaid Expenses are sufficiently determinable so that charges and credits may be finally allocated in the manner contemplated by this Section 1.5(b), ABC and Purchaser shall agree with respect to the allocation of the Agreed Prepaid Expenses and a further adjustment shall be made between the parties hereto. To the extent the net effect of such additional adjustment results in a credit to ABC, Purchaser shall promptly pay such additional amount to ABC (plus interest on such amount at the rate of 8% per annum from the Closing Date to the date of payment), which amount shall be an adjustment to the Purchase Price. To the extent such net effect results in a credit to Purchaser, ABC and the Shareholder shall be jointly and severally liable to promptly pay such additional amount to Purchaser (plus interest on such amount at the rate of 8% per annum from the Closing Date to the date of payment), which amount shall be an adjustment to the Purchase Price. In the event that either party gives the other written notice that a dispute exists with respect to the apportionment of Agreed Prepaid Expenses and such dispute is not resolved within 20 days after the other party receives a copy of such notice of dispute, either party may submit such dispute to arbitration in Cleveland, Ohio for final resolution in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The determination of such arbitrators shall be final and binding upon the parties hereto, and the fees of such arbitrators in connection with the determination shall be paid by the party against whom the award was made, or if a compromise was made, shared equally.


                                   ARTICLE II

                           PURCHASE PRICE AND PAYMENT

               2.1  Amount of Purchase Price.  The purchase price for the
                    ------------------------
     Assets and the Assumed Liabilities (the "Purchase Price") shall be an amount equal to the sum of (i) $6,000,000 plus (ii) the amount of Cash
                                               ----
     on Hand as certified pursuant to the provisions of Section 2.3 below plus (iii) the allocation between the parties of the Agreed Prepaid
     ----
     Expenses in accordance with Section 1.5 hereof plus (iv) the 1995
                                                    ----
     Audit Expense.

               2.2  Payment of Purchase Price.  ABC acknowledges and agrees
                    -------------------------
     that the $60,000 deposit previously paid by Purchaser to ABC shall be credited to, and applied in partial payment of, the Purchase Price.
     On the Closing Date, the Purchaser shall pay the balance of the Purchase Price as follows: (i) $400,000 to Midland

     Title Security, Inc. as escrow agent (the "Escrow Agent") under the Escrow Agreement, and (ii) $5,540,000 plus Cash on Hand plus the
                                           ----              ----
     allocation on the Closing Date of the Agreed Prepaid Expenses plus the
                                                                   ----
     1995 Audit Expense. All such payments of cash shall be made, if to ABC, by certified or bank cashier's check in New York Clearing House Funds, payable to the order of ABC (or, at ABC's option, by wire transfer of immediately available funds into an account designated by
     ABC) and if to the Escrow Agent, by wire transfer of immediately available funds into an account designated by the Escrow Agent.

               2.3  Certification of Amount of Cash on Hand.  On the
                    ---------------------------------------
     Closing Date, ABC shall (i) determine the amount of Cash on Hand as of the opening of business on the Closing Date at each of the Stores and
     (ii) deliver a statement containing such determination to the Purchaser. ABC shall determine the Cash on Hand by having two employees at each Store count all Cash on Hand as of the opening of business at such Store on the Closing Date and transmit such total to an officer of ABC. Such officer will tally all such amounts and deliver the statement referred to in clause (ii) above.


                                   ARTICLE III

                                     CLOSING

               3.1  Closing Date.  Subject to the satisfaction of the
                    ------------
     conditions set forth in Sections 7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Assets provided for in Section 1.1 hereof (the "Closing") shall take place at 10:00 A.M. at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York 10153 (or at such other place as the parties may designate in writing) on the date hereof, or on such other date as ABC and the Purchaser may jointly designate in writing. The date on which the Closing is held is referred to in this Agreement as the "Closing Date".


                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF ABC AND THE SHAREHOLDER

               ABC and the Shareholder hereby jointly and severally represent and warrant to Purchaser as follows:

               4.1  Organization and Good Standing.  ABC is a corporation
                    ------------------------------
     duly organized, validly existing and in good standing under the laws of Ohio and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. ABC is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authoriza-tion.

               4.2  Authorization of Agreement.  ABC and each other party
                    --------------------------
     hereto (other than Purchaser) has all requisite power, authority and legal capacity to execute and deliver this Agreement, a Noncompetition Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by such Person in connection with the consummation of the transactions contemplated by this Agreement (collectively, the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Seller Documents have been duly and validly executed and delivered by ABC and each other party thereto (other than Purchaser) and (assuming the due authorization, execution and delivery by Purchaser if a party thereto) this Agreement and each of the Seller Documents constitute, the legal, valid and binding obligations of ABC and each other party thereto (other than Purchaser), enforceable against such Person in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               4.3  Capitalization.
                    --------------
               (a) The authorized capital stock of ABC consists of 500 shares of common stock, without par value per share (the "Common Stock"). There are 100 shares of Common Stock issued and outstanding and 100 shares of Common Stock are held by ABC as treasury stock. All of the issued and outstanding shares of Common Stock are owned, beneficially and of record, by the Shareholder.

               4.4  Subsidiaries and Other Interests.  ABC does not have
                    --------------------------------
     any Subsidiaries and does not own any equity interests in any Person.

               4.5  Corporate Records.  ABC has delivered to the Purchaser
                    -----------------
     true, correct and complete copies of the certificate of incorporation (certified by the Secretary of State of Ohio) and by-laws (certified by the secretary, assistant secretary or other appropriate officer) of ABC.

               4.6  Conflicts; Consents of Third Parties.
                    ------------------------------------
               (a) None of the execution and delivery by ABC or the Shareholder of this Agreement and the Seller Documents, the consum-mation by each of ABC and the Shareholder of the transactions contemplated hereby and thereby, or compliance by ABC or the Shareholder with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of ABC; (ii) except as set forth on Schedule 4.6, conflict with, violate, result in the breach or termination of, constitute a default under, or give rise to any right of acceleration under, any note, bond, mortgage, deed of trust, indenture, license, lease, agreement or other instrument or obligation to which ABC or the Shareholder is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, judgment or Order of any Governmental Body by which ABC or the Shareholder is bound; or (iv) result in the creation of any Lien upon the properties or assets of ABC or the Shareholder.

               (b) Except for the consent of the lessor of the Bedford Property and as set forth in Schedule 4.6, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of ABC or the Shareholder in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by ABC or the Shareholder, as the case may be, with any of the provisions hereof or thereof.

               4.7  Ownership and Transfer of Assets.  ABC is the owner of
                    --------------------------------
     all the Assets, free and clear of any and all Liens (other than Permitted Exceptions). ABC has the power and authority to sell, transfer, assign and deliver all such Assets as provided in this Agreement. Upon the consummation of the Closing, ABC will have conveyed to Purchaser good and marketable title to all of the Assets, free and clear of all Liens (other than Permitted Exceptions).

               4.8  Financial Statements.  ABC has delivered to the
                    --------------------
     Purchaser copies of (i) the audited balance sheets of ABC as at December 31, 1993, 1994 and 1995 and the related audited statements of income and of cash flows of ABC for the years then ended and (ii) the unaudited consolidated balance sheet of ABC as at April 30, 1996 and the related consolidated statement of income and cash flow of ABC for the period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial State-ments is complete and correct in all material respects, has been prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consis tently applied by ABC without modification of the accounting principles used in the preparation thereof, and presents fairly in accordance with GAAP the financial position, results of operations and cash flows of ABC as at the dates and for the periods indicated.

               For the purposes hereof, the audited balance sheet of ABC as at December 31, 1995 is referred to as the "Balance Sheet" and December 31, 1995 is referred to as the "Balance Sheet Date".

               4.9  No Undisclosed Liabilities.  Except as set forth on
                    --------------------------
     Schedule 4.9, ABC has no indebtedness, obligations or liabilities of any kind (whether absolute, contingent or otherwise, and whether due or to become due) which are not reflected on its Balance Sheet other than such indebtedness, obligations or liabilities (i) as were incurred in the ordinary and usual course of business consistent with its past practices since the Balance Sheet Date, (ii) existing pursuant to any contract or agreement disclosed on Schedules 4.12(a)(1), 4.12(a)(2), 4.13 or 4.15 (or any contract or agreement not required to be disclosed thereon because such contract or agreement was not of the type required to be disclosed thereon) or (iii) which will be repaid or discharged prior to the Closing.

               4.10 Absence of Certain Developments.  Except as expressly
                    -------------------------------
     required by this Agreement or as set forth on Schedule 4.10, since the Balance Sheet Date:

                    (i) there has not been any Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Material Adverse Change;

                    (ii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of ABC having a replacement cost of more than $10,000 for any single loss or $25,000 for all such losses;

                    (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of ABC or any repurchase, redemp-tion or other acquisition by ABC of any outstanding shares of capital stock or other securities of, or other ownership interest in, ABC;

                    (iv) ABC has not awarded or paid any bonuses to employees of ABC with respect to the fiscal year ended December 31, 1995, or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of ABC's directors, officers, employees, agents or representatives or increased or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compen-sation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of ABC, including coverage or contributions required or permitted under the terms of any Employee Benefit Plan or required under any applicable law, rule or regulation);

                    (v) there has not been any change by ABC in accounting or Tax reporting principles, methods or policies;

                    (vi) ABC has not entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

                    (vii) ABC has not failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

                    (viii) ABC has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Affiliate of ABC;

                    (ix) ABC has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

                    (x) ABC has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to ABC or which is permitted or required under the terms of any Employee Benefit Plan or required under any applicable law, rule, or regulation and which in the aggregate would not be material to ABC;

                    (xi) ABC has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to ABC;

                    (xii) ABC has not made or committed to make any capital expenditures or capital additions or betterments in excess of $10,000 individually or $25,000 in the aggregate;

                    (xiii) ABC has not entered into any transaction, arrangement or agreement with any of its Affiliates;

                    (xiv) ABC has not instituted or settled any material Legal Proceeding; and

                    (xv) ABC has not agreed to do anything set forth in this Section 4.10.

               4.11 Taxes.
                    -----
               (a) All Tax Returns required to be filed by or with respect to ABC or its assets have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, complete and correct in all material respects. ABC has duly and timely paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to it for periods covered by such Tax Returns. With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not due or owing, ABC has made sufficient current accruals for such Taxes in its Financial Statements as of December 31, 1995.

               (b) ABC has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

               (c) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to ABC for any taxable period.

               (d) All deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or any other taxing authority of the Tax Returns of or covering or including ABC have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has ABC received any notice from any taxing authority that it intends to conduct such an audit or investigation.

               (e)  ABC is not a foreign person within the meaning of
     Section 1445 of the Code.

               (f) No claim has been made by a taxing authority in a jurisdiction where ABC does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

               (g) No property owned on the Closing Date by ABC will be required to be treated as being (i) owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code.

               (h) No property owned on the Closing Date by ABC is subject to a Section 467 rental agreement.

               (i) ABC is not a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

               (j) The performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) result in any payment that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

               (k) There are no liens with respect to Taxes upon any of the assets of ABC.

               (l) ABC has never been a member of an affiliated group of corporations filing a consolidated, combined or unitary Tax Return.

               4.12 Real Property.
                    -------------
               (a)  Except for the store location listed on Schedule 1.3,
     Schedule 4.12(a)(1) sets forth a complete list of all real property and interests in real property leased by ABC (individually, a "Real Property Lease" and the real properties specified in such leases being referred to herein individually as a "Company Property" and collectively as the "Company Properties") as lessee or lessor. The Company Property constitutes all interests in real property currently used or currently held for use in connection with the business of the Stores and which are necessary for the continued operation of the business of the Stores as the business is currently conducted. Except as set forth on Schedule 4.12(a)(2), to the best of ABC's and/or the Shareholder's Knowledge, the premises leased pursuant to the Real Property Leases comply with all building, fire, zoning and other ordinances and regulations applicable thereto. ABC has paid all rent, additional rent and/or other charges reserved and payable under each of the Real Property Leases to the extent so payable as of the date hereof. ABC has a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); ABC has not caused an event of default or received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by ABC under any of the Real Property Leases; and none of the landlords in respect of the Real Property Leases has caused an event of default that with notice or lapse of time, or both, would constitute a default by any one of such landlords under any of the Real Property Leases. Except as set forth on Schedule 4.12(a)(3), there is no management agreement, equipment lease, service contract or other contract or agreement to which ABC is a party affecting any Company Property (collectively, "Property Contracts") which (i) was not made in the ordinary course of business, (ii) is not terminable upon 30 days' prior notice by ABC without payment of a premium or penalty or (iii) requires payments in excess of an amount that, if added to the monthly payment obligations of all other Property Contracts in respect of such Company Property, would cause the aggregate amount of all monthly payment obligations in respect of all Property Contracts for such Company Property to exceed $1,000 with respect to a Real Property Lease. ABC has delivered to the Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto. ABC presently owns and operates the Stores, which includes the check cashing stores at the locations set forth on Schedule 4.12(a)(1).

               (b) ABC has all certificates of occupancy and Permits of any Governmental Body necessary or useful for the current use and operation of each Company Property, and ABC has fully complied with all material conditions of the Permits applicable to them. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit.

               (c) There does not exist any actual or, to the best Knowledge of ABC and/or the Shareholder, threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any part thereof, and ABC has not received any notice, oral or written, of the intention of any Governmental Body or other Person to take or use all or any part thereof.

               (d) ABC has not received any written notice from any insurance company that has issued a policy with respect to any

     Company Property requiring performance of any structural or other repairs or alterations to such Company Property.

               (e) ABC does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other Contract right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

               (f) ABC does not own or hold in fee any real property with respect to the Stores.

               4.13 Tangible Personal Property.
                    --------------------------
               (a) Schedule 4.13 sets forth all leases of personal property ("Personal Property Leases") relating to personal property used in the business of ABC or to which ABC is a party or by which the properties or assets of ABC is bound. ABC has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

               (b) ABC has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease by ABC, or, to the best Knowledge of ABC and/or the Shareholder, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

               (c) ABC has good and marketable title to all of the items of tangible personal property reflected on its Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens, other than the Permitted Exceptions.

               4.14 Intangible Property.  Schedule 4.14 contains a complete
                    -------------------
     and correct list of each patent, trademark, trade name, service mark and copyright owned or used by ABC as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 4.14, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all Liens and is in good standing and not the subject of any challenge. There have been no claims made and ABC has not received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others. ABC possesses all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulae and other proprietary and trade rights necessary for the conduct of its business as now conducted, not subject to any restrictions and without any known conflict with the rights of others and ABC has not forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formulate or other proprietary right necessary for the conduct of its business as conducted on the date hereof. ABC is not under any obligation to pay any royalties or similar payments in connection with any license to any Affiliate of ABC.

               4.15 Material Contracts.  Schedule 4.15 sets forth each of
                    ------------------
     the following Contracts to which ABC is a party or by which it is bound (collectively, the "Material Contracts"): (i) Contracts with the Shareholder (or any Affiliates of the Shareholder) or any current or former officer or director of ABC; (ii) Contracts with any labor union or association representing any employee of ABC; (iii) Contracts pursuant to which any Person is required to purchase or sell a stated portion of its requirements or output from or to another Person;
     (iv) Contracts for the sale of any of the assets of ABC other than in the ordinary course of business or for the grant to any Person of any preferential rights to purchase any of its assets; (v) partnership or joint venture agreements; (vi) Contracts containing covenants of ABC or any of its Affiliates not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with ABC in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by ABC of any operating business or the capital stock of any other Person;
     (viii) Contracts relating to the borrowing of money; or (ix) any other Contracts, other than Real Property Leases, which involve the expenditure of more than $15,000 in the aggregate or $5,000 annually or require performance by any party more than one year from the date hereof. There have been made available to the Purchaser true and complete copies of each of the Material Contracts. Except as set forth on Schedule 4.15, each of the Material Contracts and other agreements is in full force and effect and is the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 4.15, ABC is not in default in any material respect under any Material Contracts, nor, to the Knowledge of ABC or the Shareholder, is any other party to any Material Contract in default thereunder in any material respect. "Assumed Contracts" shall include (i) all Real Property Leases, and (ii) the Material Contracts marked on Schedule 4.15 with an asterisk (*). Any Assumed Contract to be transferred to Purchaser at Closing may be so transferred and will not cause a default or violation thereunder.

               4.16 Employee Benefits.  Schedule 4.16(a) sets forth a
                    -----------------
     complete and correct list of (i) all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other severance pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, life insurance, scholarship or other employee benefit plan, program or arrangement maintained by ABC or to which ABC has any liability (contingent or otherwise) with respect to employees, officers, directors or shareholders of ABC ("Employee Benefit Plans"). None of the Employee Benefit Plans constitutes a multiple employer Plan as defined in Section 4063 and 4064 of ERISA ("Multiple Employer Plans"), (ii) multiemployer plans (as defined in Section 4001(a)(3) of ERISA) ("Multiemployer Plans") or
     (iii) "benefit plans", within the meaning of Section 5000(b)(1) of the Code providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at the former employee's or his beneficiary's sole expense).

               4.17 Labor.
                    -----
               (a) ABC is not party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of ABC.

               (b) No employees of ABC are represented by any labor organization. No labor organization or group of employees of ABC has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best Knowledge of ABC or the Shareholder, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving ABC pending or, to the best Knowledge of ABC or the Shareholder, threatened by any labor organization or group of employees of ABC.

               (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best Knowledge of ABC or the Shareholder, threatened against or involving ABC. There are no unfair labor practice charges, grievances or complaints pending or, to the best Knowledge of ABC or the Shareholder, threatened by or on behalf of any employee or group of employees of ABC.

               4.18 Litigation.  Except as set forth in Schedule 4.18,
                    ----------
     there is no suit, action, proceeding, investigation, claim or order pending or, to the Knowledge of ABC or the Shareholder, overtly threatened against ABC (or to the Knowledge of ABC or the Shareholder, pending or threatened, against any of the officers, directors or key employees of ABC with respect to their business activities on behalf of ABC), or to which ABC is otherwise a party, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor, to the Knowledge of ABC or the Shareholder, is there any reasonable basis for any such action, proceeding, or investigation. ABC is not subject to any judgment, Order or decree of any court or Governmental Body and ABC is not engaged in any legal action to recover monies due it or for damages sustained by it.

               4.19 Compliance with Laws.  ABC possesses all Licenses of
                    --------------------
     and from all Governmental Bodies necessary to own or lease its respective properties and assets and to conduct the business in which it is engaged. Except as set forth on Schedule 4.19, no proceeding has been threatened or commenced which seeks to, or could reasonably be anticipated to, cause the suspension, modification, revocation or withdrawal of any License. ABC is currently, and at all times has been, in material compliance with all Laws applicable to it including, without limitation, all applicable banking Laws. Neither ABC nor any of its directors, officers, employees or representatives has offered, proposed, promised or made any illegal payment to officers, employees or representatives of any Governmental Body, or engaged in any illegal reciprocal practices or made any illegal payment or given any other illegal consideration to any third party.

               4.20 Environmental Matters.  Except as set forth on Schedule
                    ---------------------
     4.20 hereto:

               (a) the operations of ABC, to the Knowledge of ABC and/or the Shareholder, are and have been and are in substantial compliance with all applicable Environmental Laws and all permits, licenses or other authorizations issued pursuant to applicable Environmental Laws ("Environmental Permits");

               (b) ABC has obtained all Environmental Permits necessary to operate its business and is in substantial compliance with such Environmental Permits;

               (c) ABC is not the subject of any outstanding written order, agreement or Contract with any governmental authority or person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

               (d) ABC has not received any written communication alleging that ABC or the operations thereof may be in violation of any Environmental Law or any Environmental Permit, or may have any liability under any Environmental Law;

               (e) to the Knowledge of ABC and/or the Shareholder, no unpermitted or unlawful Release of any Hazardous Materials has occurred at any of the Company Properties or off-site so as to adversely affect the Company Properties;

               (f) there are no legal or administrative proceedings pending or, to the Knowledge of ABC or the Shareholder, threatened against ABC alleging the violation of or seeking to impose liability pursuant to Environmental Laws;

               (g) to the Knowledge of ABC or the Shareholder, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of ABC pending or threatened which could lead to the imposition of any liability pursuant to Environmental Law;

               (h) there is not located at any of the Company Properties any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls in quantities requiring record keeping pursuant to the Toxic Substances Control Act; and

               (i) ABC has provided to the Purchaser copies of all environmentally related audits, studies, reports, analyses, and results of investigations in its or the Shareholder's possession, custody or control that have been performed with respect to the currently or previously owned, leased or operated properties of ABC.

               4.21 Insurance.  Schedule 4.21 sets forth a complete and
                    ---------
     accurate list of all policies of insurance of any kind or nature covering ABC or any of its employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect and ABC is not in default of any provision thereof.

               4.22 Payables.  All accounts payable of ABC reflected in its
                    --------
     Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

               4.23 Related Party Transactions.  Except as set forth on
                    --------------------------
     Schedule 4.23, ABC has not borrowed any moneys from and has no outstanding indebtedness or other similar obligations to the Shareholder or any of its Affiliates. Except as set forth in

     Schedule 4.23, none of ABC, or any of its officers, employees or Affiliates (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or con-sultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of ABC, (B) engaged in a business related to the business of ABC, or (C) a parti-cipant in any transaction to which ABC is a party or (ii) is a party to any Contract or transaction with ABC. Since the Balance Sheet Date, ABC has not entered into any transactions with any Affiliate.

               4.24 ADA Matters.  Neither ABC nor the Shareholder has
                    -----------
     received any notification regarding any real property which is the subject of any of the Real Property Leases which would require that the lessee under any such Real Property Lease make any additions, renovations or improvements to such property pursuant to the terms of the Americans With Disabilities Act ("ADA") or otherwise.

               4.25 Banks.  Schedule 4.25 contains a complete and correct
                    -----
     list of the names and locations of all banks in which ABC has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 4.25, no person holds a power of attorney to act on behalf of ABC.

               4.26 No Misrepresentation.  No representation or warranty of
                    --------------------
     ABC or the Shareholder contained in this Agreement or in any schedule hereto or in any certificate or other agreement or instrument furnished by ABC or the Shareholder to the Purchaser pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

               4.27 Financial Advisors.  Except as set forth on Schedule
                    ------------------
     4.27, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for ABC or the Shareholder in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

               4.28 ABC's Solvency and Obligations.  The obligations
                    ------------------------------
     incurred by ABC pursuant to this Agreement or in connection with the sale of the Stores will not render ABC insolvent within the meaning of the United States Bankruptcy Code, other applicable federal law or applicable state law, including, without limitation, the laws of the States of Ohio or New York. Every obligation incurred by ABC pursuant to this Agreement or in connection with the sale of the assets sold by it hereunder has been incurred for fair consideration. ABC acknowledges the receipt of reasonably equivalent value in connection with the sale of the Assets. ABC does not intend or believe that it will incur debts beyond its ability to pay as they mature in connection with the obligations incurred pursuant to this Agreement or in connection with the sale of the Assets. ABC has no actual intent to hinder, delay or defraud either present or future creditors by incurring obligations pursuant to this Agreement or in connection with the sale of the Assets. The property remaining in ABC's possession after the sale of the Assets does not constitute unreasonably small capital for ABC. Upon and after the Closing, ABC shall have sufficient capital to carry on the business and the transactions in which it intends to engage, and is now, and shall be after Closing, solvent and able to pay its debts as they mature.

               Except for those matters expressly set forth in this Agreement, in any Exhibit or Schedule to this Agreement or in any Seller Document, ABC does not make and expressly disclaims any representation or warranty as to the accuracy or completeness of any communication, disclosure, documentation, information (financial and otherwise), reports or other materials furnished by Seller or the Company to Purchaser prior to the date of this Agreement.

               4.29 Name.  "ABC" and "ABC Check Cashing" are the only names
                    ----
     used by ABC in the operation of the Stores.


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

               The Purchaser hereby represents and warrants to ABC that:

               5.1  Organization and Good Standing.  The Purchaser is a
                    ------------------------------
     corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

               5.2  Authorization of Agreement.  The Purchaser has full
                    --------------------------
     corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate con-templated by this Agreement or to be executed by the Purchaser in con-nection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement and each Purchaser Document has been duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and each Purchaser Document when so executed and delivered constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               5.3  Conflicts; Consents of Third Parties.
                    ------------------------------------
               (a) Except as set forth on Schedule 5.3 hereto, none of the execution and delivery by the Purchaser of this Agreement and of the Purchaser Documents, the consummation by the Purchaser of the transactions contemplated hereby and thereby, or compliance by the Purchaser with any of the provisions hereof or thereof will (i) con-flict with, or result in the breach of, any provision of the cer-tificate of incorporation or by-laws of the Purchaser, (ii) conflict with, violate, result in the breach or termination of, constitute a default under, or give rise to any right of acceleration under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets is bound or (iii) violate any statute, rule, regulation, judgment or Order of any Governmental Body by which the Purchaser is bound, except, in the case of clauses
     (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby and thereby.

               (b) Except as set forth on Schedule 5.3, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof.

               5.4  Litigation.  There are no Legal Proceedings pending or,
                    ----------
     to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

               5.5  Financial Advisors.  No Person has acted, directly or
                    ------------------
     indirectly, as a broker, finder or financial advisor for the Purchaser in connection with the transactions contemplated by this

     Agreement and no person is entitled to any fee or commission or like payment in respect thereof.

               5.6  Purchaser's Solvency and Obligations.  The obligations
                    ------------------------------------
     incurred by Purchaser pursuant to this Agreement or in connection with the purchase of the Stores will not render Purchaser insolvent within the meaning of the United States Bankruptcy Code, other applicable federal law or applicable state law, including, without limitation, the laws of the States of Ohio or New York. Every obligation incurred by Purchaser pursuant to this Agreement or in connection with the purchase of the Assets purchased hereunder has been incurred for fair consideration. Purchase acknowledges the receipt of reasonably equivalent value in connection with the purchase of the Assets. Purchaser does not intend or believe that it will incur debts beyond its ability to pay as they mature in connection with the obligations incurred pursuant to this Agreement or in connection with the purchase of the Assets. Purchaser has no actual intent to hinder, delay or defraud either present or future creditors by incurring obligations pursuant to this Agreement or in connection with the purchase of the Assets. The property remaining in Purchaser's possession after the purchase of the Assets does not constitute unreasonably small capital for Purchaser. Upon and after the closing, Purchaser shall have sufficient capital to carry on the business and the transactions in which it intends to engage, and is now, and shall be after closing, solvent and able to pay it debts as they mature.

               5.7  Purchaser's Group Medical Plans.  The Purchaser's
                    -------------------------------
     applicable group medical plans will not exclude coverage of any employees of ABC who (i) participate in ABC's group medical plan, (ii) receive and accept an offer of employment from Purchaser, and (iii) properly enroll in Purchaser's applicable group medical plans during an open enrollment period established by the Purchaser following the Closing Date on the basis of any preexisting medical conditions of any such employee (other than exclusions provided under ABC's group medical plan).


                                   ARTICLE VI

                                   COVENANTS

               6.1  Effect of Investigation.  Each of ABC and the
                    -----------------------
     Shareholder agrees that no investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of ABC or the Shareholder contained in this Agreement or the Seller Documents.

               6.2  Consents.  To the extent any of the approvals, consents
                    --------
     or waivers required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 4.6(b) hereof have not been obtained by ABC as of the Closing with respect to any Assumed Contracts, ABC shall use its best efforts to do the following:

                    (i) cooperate with the Purchaser in any reasonable and lawful arrangements designed to provide the benefits of such Assumed Contracts to the Purchaser as long as the Purchaser promptly reimburses ABC for all out-of-pocket payments or charges made by ABC in connection therewith; and

                   (ii) enforce, at the request of the Purchaser and at the expense and for the account of the Purchaser, any and all rights of ABC arising from such interest against the other party or parties thereto (including the right to elect to terminate such interest in accordance with the terms thereof upon the written advice of the Purchaser).

               6.3  Preservation of Records.  Subject to Section 6.9(c)
                    -----------------------
     hereof (relating to the preservation of Tax records), ABC and the Purchaser agree that each of them shall preserve and keep the records held by them relating to the business of ABC for a period of three years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of ABC or the Purchaser or any of their respective Affiliates or in order to enable ABC or the Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument con-templated hereby. In the event either ABC or the Purchaser wishes to destroy such records after that time, such party shall first give ninety (90) days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that ninety (90) day period, to take possession of the records within one hundred and eighty (180) days after the date of such notice.

               6.4  Publicity.  Neither ABC nor the Purchaser shall issue
                    ---------
     any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser, disclosure is otherwise required by applicable Law, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other party with respect to the text thereof.

               6.5  Use of Name.  ABC hereby agrees that upon the
                    -----------
     consummation of the transactions contemplated hereby, the Purchaser shall have the sole right (vis-a-vis ABC, the Shareholder and any of their respective Affiliates) to the use of the names "ABC" and "ABC Check Cashing", and ABC shall not, and shall not cause or permit any Affiliate to, use such names or any variation or simulation thereof in any business or manner, either involving check cashing or otherwise, except as expressly provided in the License Agreement attached as Exhibit E hereto. ABC shall change its name, and thereafter shall never use its name, except as expressly provided in the License Agreement attached as Exhibit E hereto, effective as soon as possible (but in no event later than 15 days) after the Closing Date and thereafter never utilize the name "ABC", "ABC Check Cashing" or any derivative or variation thereof. ABC shall assign to Purchaser, cancel or relinquish any fictitious name registration held by it concerning the name "ABC", "ABC Check Cashing" or any derivation thereof.

               6.6  Environmental Matters.
                    ---------------------
               ABC shall identify the Environmental Permits required by Purchaser to operate the business of ABC and shall promptly file all materials required under Environmental Laws (including, without limitation, foreign or state property transfer laws such as the Industrial Site Recovery Act) and all requests required for the issuance, transfer or reissuance to Purchaser of Permits necessary to conduct ABC's business prior to the Closing Date.

               6.7  Noncompetition Agreements.  Each of the Shareholder and
                    -------------------------
     ABC hereby agree that, on or prior to the Closing Date, (i) each of them shall execute and deliver to Purchaser a Noncompetition Agreement, substantially in the form of Exhibit A-1 hereto and (ii) they shall cause Credit One Company and Quick Tax, Inc. to execute and deliver to Purchaser a Noncompetition Agreement, substantially in the form of Exhibit A-2 hereto.

               6.8  Employee Benefits and Employment.
                    --------------------------------
               (a) ABC shall be fully and solely responsible for each of the Employee Benefit Plans pursuant to their terms.

               (b) ABC shall deliver to Purchaser at least 5 Business Days prior to the Closing Date a complete and correct list of all employees of ABC (the "Employees") setting forth their names, employment position, salary or hourly wage rate, location as of the end of the then most recently completed month and separately identifying those Employees who were actively employed on such date ("Active Employees") and those Employees who were not actively employed on such date (i.e., were absent due to disability, sickness or leave of absence) (the "Inactive Employees"). The Purchaser may offer employment or continued employment on an "at-will" basis and at other terms and conditions determined by the Purchaser in its sole discretion to any Active or Inactive Employees it selects in its sole discretion, and Purchaser shall have full responsibility for any claims, liabilities, obligations, costs and expenses (including reasonable attorneys' fees) arising from or relating to the employment after the Closing Date of Employees who accept Purchaser's offer of employment upon the terms and conditions established by Purchaser.
     ABC shall assume all obligations, liabilities, costs and expenses relating to the Employees who are not offered employment by Purchaser.

               (c) Purchaser shall indemnify ABC in respect of any and all liabilities or penalties under the Worker Adjustment and Retraining Notification Act ("WARN") resulting from or relating to liability arising under WARN and incurred on or after the Closing Date as a result of a "mass layoff" or "plant closing" as these terms are defined by WARN with respect to Employees on the Closing Date who are not offered employment with the Purchaser and are terminated by ABC within ninety (90) days following the Closing Date, provided, however, this sentence's first clause shall only be given effect if ABC has not terminated any Employee during the 90-day period prior to the Closing Date.

               (d) Purchaser agrees that, with respect to all its employee benefit plans (as defined in Section 3(3) of ERISA) covering any of the Active Employees who receive and accept an offer of employment from the Purchaser, service with ABC shall be counted as service with Purchaser for purposes of determining any period of eligibility to participate or to vest in benefits. ABC and the Shareholder acknowledge and agree that Purchaser's Monetary Management Corp. Retirement Plan will not accept any rollover distributions from the Employees Profit Sharing Plan and Trust Agreement of ABC Check Cashing, Inc.

               6.9  Tax Matters.
                    -----------
               (a)  Allocation of Purchase Price.   Attached hereto as
                    ----------------------------
     Schedule 6.9 is an allocation of the Purchase Price (including the amount of the assumed liabilities) among the Assets and the Noncompetition Agreements which has been prepared in accordance with
     Section 1060 of the Code. Within 180 days after the Closing Date, Purchaser shall provide to ABC copies of Internal Revenue Service Form 8594 and any required exhibits thereto, which shall be prepared by Purchaser in a manner consistent with such Schedule 6.9 (after giving effect to any Purchase Price adjustments required by this Agreement). Purchaser and ABC shall file, and shall cause their Affiliates to file, all Tax Returns and statements, forms and schedules in connection therewith in a manner consistent with such allocation of the Purchase Price and shall take no position contrary thereto.

               (b)  Preparation of Tax Returns; Payment of Taxes.  After
                    --------------------------------------------
     the Closing Date, ABC or its Affiliates shall pay all Taxes as levied by any foreign, federal, state, municipal or local taxing authority in any jurisdiction with respect to the ownership, use or leasing of the Assets on or prior to the Closing Date and Purchaser or its Affiliates shall pay all such Taxes with respect to the ownership, use, or leasing of the Assets after the Closing Date.

               (c)  Cooperation with Respect to Tax Returns.  ABC,
                    ---------------------------------------
     Shareholder and Purchaser agree to furnish or cause to be furnished to each other, upon request, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes or any appraisal of the Assets, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided hereunder. With respect to the books and records referred to in the preceding sentence, each of ABC, Shareholder and Purchaser agree to retain any such books and records within its possession until six (6) months after the expiration of the applicable statute of limitations. After such time, ABC, Shareholder or Purchaser, as the case may be, may dispose of such books and records, provided that prior to such disposition, ABC, Shareholder or Purchaser, as the case may be, shall provide the other with a reasonable opportunity to take possession of such books and records, at no cost or expense.

               (d)  Transfer Taxes.  ABC and Shareholder shall be jointly
                    --------------
     and severally liable for and shall pay (and shall indemnify and hold harmless Purchaser against) all sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges (including, without limitation, real property transfer gains taxes, UCC-3 filing fees, FAA, ICC, DOT, real estate and motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filings) as levied by any taxing authority or governmental agency in connection with the transactions contemplated by this Agreement (other than taxes measured by or with respect to income imposed on Purchaser or its Affiliates). ABC and Shareholder hereby agree to file all necessary documents (including, but not limited to, all Tax Returns) with respect to all such amounts in a timely manner.

               6.10 Consents to Lease of Bedford Property.  From and after
                    -------------------------------------
     the Closing, ABC and the Shareholder will use their best efforts to obtain the consent of the lessor of the Bedford Property to the assignment to Purchaser of the lease covering the Bedford Property, such assignment and consent to be in substantially the form of Exhibit F-2 attached hereto. Purchaser covenants that in the event the lessor of the Bedford Property requires the guarantee of Dollar Financial Group, Inc. as a condition of granting its consent to such assignment, then Purchaser shall cause Dollar Financial Group, Inc. to guarantee Purchaser's obligations under the lease of the Bedford Property.


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

               7.1  Conditions Precedent to Obligations of Purchaser.  The
                    ------------------------------------------------
      obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part):

               (a) all representations and warranties of ABC and the Shareholder contained herein shall be true and correct as of the date hereof;

               (b) there shall not have been or occurred any Material Adverse Change since December 31, 1995;

               (c) no Legal Proceedings shall have been instituted or threatened or claim or demand made against ABC, the Shareholder or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contem-plated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

               (d) ABC shall have provided the Purchaser with an affidavit of non-foreign status that complies with Section 1445 of the Code (a "FIRPTA Affidavit");

               (e) ABC shall have furnished, or caused to be furnished, to Purchaser, in form and substance satisfactory to Purchaser, such certificates and other evidence as Purchaser may have reasonably requested as to the satisfaction of the conditions contained in this Section and as to such other matters relating to the representations, warranties, covenants and undertakings in this Agreement as Purchaser may reasonably request;

               (f) Except for the lease of the Bedford Property and for the lease of 34750 Vine Street, Eastlake, Ohio, ABC shall have obtained consents from the landlords and lessors under each Real Property Lease;

               (g)  all Real Property Leases between ABC and the
     Shareholder, any Affiliate of the Shareholder, or any Person related to the Shareholder, shall have been amended on terms satisfactory to the Purchaser;

               (h) the Purchaser shall have received duly executed copies of each of the documents enumerated in Section 8.1; and

               (i) with respect to the real property subject to Real Property Leases, the Purchaser shall have received a list of items that have been repaired prior to Closing.

               7.2  Conditions Precedent to Obligations of ABC.  The
                    ------------------------------------------
     obligations of ABC to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by ABC in whole or in part to the extent permitted by applicable law):

               (a) all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof;

               (b) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

               (c) ABC shall have received duly executed copies of each of the documents enumerated in Section 8.2.


                                  ARTICLE VIII

                            DOCUMENTS TO BE DELIVERED

               8.1  Documents to be Delivered by ABC.  At the Closing, ABC
                    --------------------------------
     (and, in the case of clauses (a), (c) and (f) through (l), the Shareholder) shall deliver, or cause to be delivered, to the Purchaser the following:

               (a) the opinion of Kahn, Kleinman, Yanowitz and Arnson Co., L.P.A., counsel to ABC and the Shareholder, in substantially the form of Exhibit B hereto;

               (b)  copies of all consents and waivers referred to in
     Section 7.1(f) hereof;

               (c) Noncompetition Agreement in the form of Exhibit A-1 attached hereto, duly executed by ABC and the Shareholder and a Noncompetition Agreement in the form of Exhibit A-2 attached hereto, duly executed by Credit One Company and Quick Tax, Inc.;

               (d)  a duly executed FIRPTA Affidavit for ABC;

               (e) certificates of good standing with respect to ABC issued by the Secretary of State of Ohio and for each state in which ABC is qualified to do business as a foreign corporation;

               (f) a copy of the Escrow Agreement, duly executed by the Escrow Agent, ABC, the Shareholder and the Purchaser;

               (g) with respect to each of the Real Property Leases, ABC shall have delivered to Purchaser, Lease Assignment and Assumption Agreements in the form of Exhibit F-1, in the case of any Real Property Leases with Affiliates of or parties related to Shareholder, and in substantially the form of Exhibit F-2, in the case of any other Real Property Leases;

               (h)  a copy of the License Agreement, duly executed by ABC;

               (i) a copy of the Assumption Agreement, duly executed by ABC;

               (j) a copy of the Bill of Sale and Assignment of Contracts Agreement, duly executed by ABC;

               (k) a copy of the letter agreement dated the date hereof, regarding certain post-closing obligations of the parties, duly executed by ABC and the Shareholder; and

               (l) such other documents as the Purchaser shall reasonably request including such other good and sufficient instruments (i) of transfer and conveyance, in form and substance satisfactory to Purchaser and its counsel, as shall be effective to vest in Purchaser, and to evidence the vesting in Purchaser of, good and marketable title to the Assets that are not Real Property Leases (ii) of assignment, in form and substance satisfactory to Purchaser and its counsel, as shall be necessary or desirable to vest in Purchaser all of ABC's rights and interest in any Real Property Lease, in each case, as provided for, and subject to the limitations and exceptions set forth, in this Agreement.

               8.2  Documents to be Delivered by the Purchaser.  At the
                    ------------------------------------------
     Closing, the Purchaser shall deliver to ABC the following:

               (a) evidence of the payments required to be made pursuant to Section 2.2 hereof;

               (b) the opinion of Weil, Gotshal & Manges LLP, counsel to the Purchaser, in the form of Exhibit C hereto;

               (c) a copy of the Escrow Agreement, duly executed by the Purchaser;

               (d) a copy of the License Agreement, duly executed by the Purchaser;

               (e) a copy of the Assumption Agreement, duly executed by the Purchaser;

               (f) with respect to each of the Real Property Leases, Purchaser shall have delivered to ABC, Lease Assignment and Assumption Agreements in the form of Exhibit F-1, in the case of any Real Property Leases with Affiliates of or parties related to Shareholder, and in substantially the form of Exhibit F-2, in the case of any other Real Property Leases;

               (g) a copy of the letter agreement dated the date hereof, regarding certain post-closing obligations of the parties, duly executed by the Purchaser; and

               (h)  such other documents as ABC shall reasonably request.


                                   ARTICLE IX

                                 INDEMNIFICATION

               9.1  Survival.  The representations and warranties of ABC,
                    --------
     the Shareholder and Purchaser shall remain operative and in full force and effect for a period of eighteen (18) months after the Closing Date, regardless of any investigation or statement as to the results thereof made by or on behalf of any party hereto; provided, however,
                                                       --------  -------
      that (i) the representations and warranties contained in Sections 4.9, 4.17, 4.19, 4.20 and 4.24, as well as the indemnities contained in Sections 9.2(a)(iii) and 9.2(a)(iv) (solely to the extent such representations and warranties or indemnities relate to a violation of any Environmental Law, ADA or OSHA), shall remain operative and in full force and effect for a period of four years after the Closing Date, and (ii) the representations and warranties contained in Sections 4.2, 4.4, 4.7, 4.11 and 4.16 shall remain operative and in full force and effect until the expiration of 60 days after the applicable statutes of limitation with respect to the matters referred to therein; and provided further, that any claim based upon a
                     -------- -------
     fraudulent or intentional misrepresentation shall survive indefinitely. The indemnity contained in Section 9.2(a)(v) shall remain operative and in full force and effect until the date that

     ABC shall have obtained the consent of the lessor of the Bedford Property to the assignment to Purchaser of the lease covering the Bedford Property and shall terminate and be of no further force and effect after such date. Notwithstanding anything to the contrary herein, any representation or warranty which is the subject of a claim or dispute which is asserted in writing prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution and satisfaction thereof.

               9.2  General Indemnification.
                    -----------------------
               (a) Each of ABC and the Shareholder hereby jointly and severally agree to indemnify and hold harmless the Purchaser and its Affiliates and their respective directors, officers, employees, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") from and against and in respect of any and all Losses resulting from, arising out of, based on or relating to:

                    (i) the failure of any representation or warranty of ABC or the Shareholder set forth in this Agreement, any Seller Document or any certificate or instrument delivered by or on behalf of ABC or the Shareholder pursuant to this Agreement (other than the Underground Storage Tank Report prepared by Engineering Science, Inc. dated April 21, 1989, and the No Further Action Letter from the Ohio Department of Commerce to Edward Kowit, dated Sept. 17, 1992), to be true and correct in all respects both on the date hereof and on and as of the Closing Date;

                    (ii) the breach of any covenant or other agreement on the part of ABC or the Shareholder under this Agreement or any Seller Document;

                    (iii)     any Excluded Liability;

                    (iv) (A) any Release of Hazardous Materials in, on, at, or from the Company Properties which first occurred, or resulted from operations occurring, as of or prior to the Closing but only to the extent that any such Release was not the result of or exacerbated by the knowing or grossly negligent acts or omissions of Purchaser, its agents, employees, contractors, tenants, Affiliates, assigns or invitees; (B) any tort liability to third parties, including, without limitation, liability resulting from exposure to Hazardous Materials, to the extent that such liability is the result of any Release at the Company Properties which first occurred at the Company Properties as of or prior to the Closing but only to the extent that any such tort liability is not the result of or exacerbated by the knowing or grossly negligent act or omissions of Purchaser, its agents, employees, contractors, tenants, Affiliates, assigns or invitees;
          (C) notification or designation under any Environmental Law as a potentially responsible party for offsite disposal of Hazardous Materials by ABC, which disposal occurred as of or prior to the Closing, or the listing of any asset of ABC on the CERCLA National Priorities List or any similar list under any Environmental Law as a result of disposal of Hazardous Materials by ABC as of or prior to the Closing; or (D) any violation of Environmental Laws, in effect at the time of the violation, that first occurred or resulted from operations by ABC or at Company Properties occurring as of or prior to the Closing Date;

                    (v) the failure of ABC to have obtained, prior to Closing, the consent of the lessor of the Bedford Property to the assignment to Purchaser of the lease covering the Bedford Property; or

                    (vi) the Excluded Assets or the ownership, operation, lease or use thereof, or any action taken with respect thereto, by ABC or any other Person.

               (b) Purchaser hereby agrees to indemnify and hold harmless ABC and its Affiliates, and their respective directors, officers, employees, agents, successors and assigns (collectively, the "Seller Indemnified Parties") from and against and in respect of any and all Losses resulting from, arising out of, based on or relating to:

                    (i) the failure of any representation or warranty of the Purchaser set forth in this Agreement or any Purchaser Document or any certificate and instrument delivered by or on behalf of the Purchaser pursuant to this Agreement, to be true and correct in all respects both on the date hereof and on and as of the Closing Date;

                    (ii) the breach of any covenant or other agreement on the part of the Purchaser under this Agreement or any Purchaser Document; or

                    (iii)     any Assumed Liabilities.

               9.3  Limitations on Indemnification for Breaches of
                    ----------------------------------------------
     Representations and Warranties.
     ------------------------------
               (a) Subject to Section 9.5 and Section 9.6 hereof, none of the indemnifying parties shall have any liability under Section 9.2(a)(i) or 9.2(b)(i) hereof unless and until the aggregate amount of Losses subject to indemnification thereunder exceeds $25,000 and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses in excess of $25,000; provided the indemnifying party shall be required to pay the entire amount of any Losses incurred as a result of a breach of any representation or warranty contained in Sections 4.2, 4.4 or 4.7.

               (b) The aggregate liability of all indemnifying parties pursuant to Section 9.2(a)(i), 9.2(a)(iii) (as such liability relates to any Environmental Law, ADA or OSHA), 9.2(a)(iv) (as such liability relates to any Environmental Law, ADA or OSHA) or 9.2(b)(i) hereof, other than liability for Losses resulting from, arising out of, based on or relating to a breach of any representation or warranty contained in Section 4.2, 4.4, 4.7 or 4.11, shall not exceed $1,500,000 in the aggregate; provided that with respect to (1) in the case of Section
                --------
     9.2(a)(i) or 9.2(b)(i), liability for Losses resulting from, arising out of, based on or relating to any breach of Sections 4.9, 4.19, 4.20 or 4.24, or (2) in the case of Section 9.2(a)(iii) or 9.2(a)(iv), liability for Losses resulting from, arising out of, based on or relating to any Environmental Law, ADA or OSHA, the $1,500,000 limitation shall only apply to breaches of such representations or warranties or breaches or violations of such Laws of which neither the Company nor the Shareholder had knowledge as of the Closing Date. The aggregate liability of all indemnifying parties pursuant to Section 9.2(a)(i), 9.2(a)(iii), 9.2(a)(iv) or 9.2(b)(i) hereof for any Losses resulting from, arising out of, based on or relating to any breach of any representation or warranty in Section 4.2, 4.4, 4.7 or 4.11 shall not exceed the Purchase Price. The liability of all indemnifying parties pursuant to Section 9.2(a)(v) shall be limited to Losses which constitute out-of-pocket costs and expenses (including reasonable attorneys' fees and litigation expenses) incurred by any Purchaser Indemnified Party and shall be limited to an aggregate liability of $100,000.

               9.4  Indemnification Procedures.  For the purposes of
                    --------------------------
     administering the indemnification provisions of Section 9.2, the following procedures shall apply:

               (a) If an indemnified party shall receive notice of any action or proceeding by a third party which the indemnified party asserts is indemnifiable under Section 9.2 (a "Claim"), the indemnified party shall notify the indemnifying party (the "Indemnitor") of such Claim in writing promptly following the receipt of notice by such indemnifying party of the commencement of such Claim. The failure to give notice as required by this Section 9.4 in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent that the Indemnitor is actually prejudiced thereby.

               (b) Except as provided in subsection (c) hereof, the Indemnitor shall be entitled to assume the defense or settlement of any Claim of the type referred to in clause (a) hereof (with counsel reasonably satisfactory to the indemnified parties) if the Indemnitor shall provide the indemnified parties a written acknowledgement of its liability to indemnify such indemnified parties against all Losses resulting from, relating to, based on or arising out of such Claim. If the Indemnitor assumes any such defense or settlement, it shall pursue such defense or settlement in good faith. If the Indemnitor fails to elect in writing, within 10 days after the notification referred to above, to assume the defense of any Claim as provided above, the indemnified party may engage counsel to defend, settle or otherwise dispose of such Claim, which counsel shall be reasonably satisfactory to the Indemnitor; provided, however, that the
                                                --------  -------
      indemnified party shall not settle or compromise any such Claim without the consent of the Indemnitor (which consent will not be unreasonably withheld or delayed).

               (c) Notwithstanding anything to the contrary contained herein, the Purchaser shall have the sole right, with counsel reasonably satisfactory to the Indemnitor, to defend any Claim which constitutes a Non-Assumable Claim and no other party hereto shall be entitled to assume the defense thereof or settle such Non-Assumable Claim as to the Purchaser; provided, however, that (i) the indemnified
                                --------  -------
     party shall not settle or compromise any such Non-Assumable Claim without the consent of the Indemnitor (which consent will not be unreasonably withheld or delayed), (ii) the Purchaser shall keep the Indemnitor apprised as to the status of any pending Non-Assumable Claim, and the Indemnitor shall have the right to attend any settlement conferences at its own cost and expense, and (iii) the Indemnitor (and its counsel) shall be entitled to participate, at the cost and expense of the Indemnitor, in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any Non-Assumable Claim for which indemnification is being sought. A "Non-Assumable Claim" means any claim, action or proceeding (i) arising out of or in connection with, or relating to, any violation or asserted violation of any law, rule, regulation, order, judgment or decree, (ii) in which a Governmental Body or a quasi-governmental entity is an adverse party in interest, or (iii) seeking injunctive relief, other than (solely in the case of (i) and (ii) above) claims related to environmental matters arising pursuant to Sections 4.20 and 9.2(a)(iv); provided, however, that a claim, action or proceeding
                 --------  -------
     referred to in clause (i), (ii) or (iii) of this sentence shall only constitute a "Non-Assumable Claim" if Purchaser determines in good faith that such claim, action or proceeding, if adversely determined, could have a material adverse impact on the assets, liabilities, busi-ness or operations of Purchaser or any of its Affiliates.

               (d) In cases where the Indemnitor has elected to assume the defense or settlement with respect to a Claim as provided above, the Indemnitor shall be entitled to assume such defense or settlement provided that: (i) the indemnified party (and its counsel)
                --------
     shall be entitled to continue to participate at its own cost in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought; (ii) the Indemnitor shall not be entitled to settle or compromise any such claim without the consent or agreement of the indemnified party (such consent not to be unreasonably withheld or delayed); and (iii) after written notice by the Indemnitor to the indemnified party of its election to assume control of the defense of any Claim, the Indemnitor shall not be liable to such indemnified party hereunder for any attorneys' fees and disbursements subsequently incurred by such indemnified party in connection therewith.

               (e) In the event that a claim or demand for indemnification may be made by the Purchaser under more than one provision of this
     Article IX, the Purchaser shall have the option to elect the provision of this Article IX under which it chooses to make such claim or demand for indemnification by the Purchaser.

               9.5  Tax Matters.
                    -----------
               (a) ABC and the Shareholder hereby jointly and severally agree to indemnify and hold harmless the Purchaser and its Affiliates and in each case their respective directors, officers, employees and agents, from and against any and all Losses resulting from, arising out of, based on or relating to:

                    (i) any breach of any representation, warranty or covenant contained in Sections 4.11 or 6.9 hereof;

                    (ii) any Taxes for which ABC is liable pursuant to subsections 6.9(b) or 6.9(d) hereof; and

                    (iii) any Taxes asserted against Purchaser or any of its Affiliates as a result of transferee liability at law or equity arising out of the transactions contemplated hereby.

               (b) Any claim for indemnity made under this Section 9.5 may be made at any time prior to sixty days following the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including extensions).

               9.6  Employee Benefits and Labor Indemnity.  The Shareholder
                    -------------------------------------
     and ABC hereby agree to jointly and severally indemnify and hold the Purchaser Indemnified Parties harmless from and against any and all Losses (i) arising out of or based upon or with respect to any Employee Benefit Plan, including, but not limited to, any obligations arising under Part 6 of Title I of

     ERISA or Section 4980B of the Code, or (ii) arising out of or based upon or with respect to the employment or termination of employment of any Person prior to or on the Closing Date with ABC including, without limitation, any claim with respect to, relating to arising out of or in connection with discrimination by ABC or wrongful discharge (including constructive discharge), (iii) with respect to, relating to or in connection with Employees who are not offered employment by the Purchaser or who do not accept Purchaser's offer of employment and
     (iv) with respect to, relating to or in connection with Employees who accept Purchaser's offer of employment, all claims with respect to, relating to, arising out of or based upon their employment on or prior to the Closing Date, whether a claim is made before, on or after the Closing Date.

               9.7  Treatment of Payment.  ABC and Purchaser agree to treat
                    --------------------
     any indemnity payment made pursuant to Sections 9.2, 9.5 or 9.6 of this Agreement as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.


                                    ARTICLE X

                                  MISCELLANEOUS

               10.1 Certain Definitions.
                    -------------------

               For purposes of this Agreement, the following terms shall have the meanings specified in this Section 10.1:

               "ABC" shall have the meaning ascribed to such term in the
                ---
     preamble hereto.

               "Affiliate" means, with respect to any Person, any other
                ---------
     Person controlling, controlled by or under common control with such Person.

               "Agreed Prepaid Expenses" shall have the meaning ascribed to
                -----------------------
     such term in Section 1.5(b) hereof.

               "Assets" shall have the meaning ascribed to such term in
                ------
     Section 1.1 hereof.

               "Assumed Contracts" shall have the meaning ascribed to such
                -----------------
     term in Section 4.15 hereof.

               "Assumed Liabilities" shall have the meaning ascribed to
                -------------------
     such term in Section 1.5(a) hereof.

               "Assumption Agreement" shall mean an agreement in the form
                --------------------
     of Exhibit G hereto, between the Purchaser and ABC.

               "Balance Sheet" shall have the meaning ascribed to such term
                -------------
     in Section 4.8 hereof.

               "Balance Sheet Date" shall have the meaning ascribed to such
                ------------------
     term in Section 4.8 hereof.

               "Bedford Property" shall mean the premises located at 5333
                ----------------
     Northfield Road, Bedford Heights, Ohio.

               "Bill of Sale and Assignment of Contracts" shall mean an
                ----------------------------------------
     agreement in the form of Exhibit H hereto, executed by ABC in favor of the Purchaser.

               "Business Day" means any day of the year on which national
                ------------
     banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

               "Cash on Hand" shall have the meaning ascribed to such term
                ------------
     in Section 1.3 hereof.

               "Closing" shall have the meaning ascribed to such term in
                -------
     Section 3.1 hereof.

               "Closing Date" shall have the meaning ascribed to such term
                ------------
     in Section 3.1 hereof.

               "Code" shall mean the Internal Revenue Code of 1986, as
                ----
     amended.

               "Company" shall have the meaning ascribed to such term in
                -------
     the preamble hereto.

               "Company Property" shall have the meaning ascribed to such
                ----------------
     term in Section 4.12(a) hereof.

               "Contract" means any contract, agreement, indenture, note,
                --------
     bond, loan, instrument, lease, commitment or other arrangement or agreement.

               "Credited Liabilities" shall have the meaning ascribed to
                --------------------
     such term in Section 1.5(b) hereof.

               "Employee Benefit Plans" shall have the meaning ascribed to
                ----------------------
     such term in Section 4.16(a) hereof.

               "Environmental Law" means any foreign, federal, state or
                -----------------
     local law, statute, regulation, code, ordinance, rule of common law or other requirement in any way relating to the protection of human health and safety or the environment as now or hereafter in effect including, without limitation, the Comprehensive

     Environmental Response, Compensation and Liability Act (42 U.S.C.
     ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.
              -- ----
     App. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42
                   -- ----
     U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et
                     -- ----                                           --
     seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.) the Toxic
     ----                                         -- ----
     Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal
                                                -- ----
     Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.),
                                                                   -- ----
     and OSHA, as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous foreign, state or local laws.

               "Environmental Permits" shall have the meaning ascribed to
                ---------------------
     such term in Section 4.20(a).

               "ERISA" shall have the meaning ascribed to such term in
                -----
     Section 4.16 hereof.

               "ERISA Affiliate" means any trade or business (whether or
                ---------------
     not incorporated) under common control with ABC, and which, together with ABC, are treated as a single employer within the meaning of
     Section 414(b), (c), (m) or (o) of the Code.

               "Escrow Agent" shall have the meaning ascribed to such term
                ------------
     in Section 2.2 hereof.

               "Escrow Agreement" shall mean an agreement in the form of
                ----------------
     Exhibit D hereto, among the Purchaser, ABC and the Escrow Agent.

               "Excluded Assets" shall have the meaning ascribed to such
                ---------------
     term in Section 1.3 hereof.

               "Excluded Liabilities" means any and all liabilities or
                --------------------
     obligations of ABC of any kind, nature and description, absolute or contingent, known or unknown, existing on, prior to or after the Closing Date (including, without limitation, any liabilities arising under any Environmental Laws and any liabilities relating to Taxes), other than the Assumed Liabilities and the Credited Liabilities referred to in Section 1.5 hereof.

               "Expenses" shall have the meaning ascribed to such term in
                --------
     Section 1.5(b) hereof.

               "Financial Statements" shall have the meaning ascribed to
                --------------------
     such term in Section 4.8 hereof.

               "FIRPTA Affidavit" shall have the meaning ascribed to such
                ----------------
     term in Section 7.1(d) hereof.

               "GAAP" means United States generally accepted accounting
                ----
     principles as of the date hereof.

               "Governmental Body" means any government or governmental or
                -----------------
     regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

               "Hazardous Material" means any substance, material or waste
                ------------------
     which is regulated by the United States, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

               "Knowledge" shall mean, with respect to ABC, the knowledge
                ---------
     of either of Ed Kowit and Bob Battini.

               "Law" means any federal, state, local or foreign law
                ---
     (including common law), statute, code, ordinance, rule, regulation or other requirement.

               "Lease Assignment and Assumption Agreement" shall mean an
                -----------------------------------------
     agreement in substantially the form of Exhibit F-1 or Exhibit F-2 hereto.

               "Legal Proceeding" means any judicial, administrative or
                ----------------
     arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

               "License Agreement" means a license agreement, substantially
                -----------------
     in the form of Exhibit E hereto.

               "Licenses" shall have the meaning ascribed to such term in
                --------
     Section 1.2(a) hereof.

               "Lien" means any lien, pledge, mortgage, deed of trust,
                ----
     security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

               "Losses" means any and all losses, liabilities (accrued,
                ------
     absolute, contingent or otherwise), suits, proceedings, judgments, awards, demands, settlements, fines, assessments, damages, interest and penalties, and costs and expenses (including without limitation reasonable attorneys' fees and litigation expenses).

               "Material Adverse Change" means any material adverse change
                -----------------------
     in the business, properties, results of operations, prospects or condition (financial or otherwise) of either ABC or the Stores.

               "Material Contracts" shall have the meaning ascribed to such
                ------------------
     term in Section 4.15 hereof.

               "1995 Audit Expense" shall mean $11,428.00.
                ------------------
               "Noncompetition Agreement" shall mean either (i) an
                ------------------------
     agreement in the form attached hereto as Exhibit A-1 among ABC, the Shareholder and Purchaser or (ii) an agreement in the form attached hereto as Exhibit A-2 among Credit One Company, Quick Tax, Inc. and Purchaser.

               "Order" means any order, injunction, judgment, decree,
                -----
     ruling, writ, assessment or arbitration award.

               "OSHA" means the Occupational Safety and Health Act of 1970,
                ----
     as amended, and any other Federal, state or local statute, law, ordinance, code, rule or regulation or judicial or administrative order or decree regulating, relating to or imposing liability or standards of conduct concerning employee safety and/or health, as now or at any time hereafter in effect.

               "Permits" means any approvals, authorizations, consents,
                -------
     Licenses, permits or certificates.

               "Permitted Exceptions" means (i) statutory liens for current
                --------------------
     taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (ii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or ABC; (iii) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been
                               --------
     violated; and (iv) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of any Company Property subject thereto or affected thereby.

               "Person" means any individual, corporation, partnership,
                ------
     firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

               "Personal Property Lease" shall have the meaning ascribed to
                -----------------------
     such term in Section 4.13(a) hereof.

               "Property Contracts" shall have the meaning ascribed to such
                ------------------
     term in Section 4.12(a) hereof.

               "Purchase Price" shall have the meaning ascribed to such
                --------------
     term in Section 2.1 hereof.

               "Purchaser Documents" shall have the meaning ascribed to
                -------------------
     such term in Section 5.2 hereof.

               "Purchaser Indemnified Parties" shall have the meaning
                -----------------------------
     ascribed to such term in Section 9.2(a) hereof.

               "Real Property Lease" shall have the meaning ascribed to
                -------------------
     such term in Section 4.12(a) hereof.

               "Release" means any release, spill, emission, leaking,
                -------
     pumping, pouring, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment.

               "Seller Documents" shall have the meaning ascribed to such
                ----------------
     term in Section 4.2 hereof.

               "Seller Indemnified Parties" shall have the meaning ascribed
                --------------------------
     to such term in Section 9.2(b) hereof.

               "Subsidiary" means any Person of which a majority of the
                ----------
     outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such Person.

               "Taxes" means all taxes, charges, fees, levies, imposts,
                -----
     duties, and other assessments, including but not limited to any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, gains, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, recording, real property, personal property, Federal highway use, commercial rent, environmental, windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties, or additions to tax, and any interest or penalties imposed with respect to the filing, obligation to file or failure to file any Tax Return.

               "Tax Return" means any return, declaration, report, claim
                ----------
     for refund, information return, statement, or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               "WARN" shall have the meaning ascribed to such term in
                ----
     Section 6.8(c) hereof.

               10.2 Expenses.  Except as otherwise provided in this
                    --------
     Agreement, ABC and the Purchaser shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

               10.3 Specific Performance.  ABC and the Shareholder each
                    --------------------
     acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Therefore, the obligations of ABC and the Shareholder under this Agreement, including, without limitation, ABC's obligation to sell the Assets to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

               10.4 Further Assurances.  Each of ABC, the Shareholder and
                    ------------------
     the Purchaser agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

               10.5 Submission to Jurisdiction; Consent to Service of
                    -------------------------------------------------
     Process.
     -------
               (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.9.

               10.6 Entire Agreement; Amendments and Waivers.  This
                    ----------------------------------------
     Agreement (including the schedules and exhibits hereto), the Seller Documents and the Purchaser Documents represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement or specific Seller Document or Purchaser Document signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement or specific Seller Document or Purchaser Document shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

               10.7 Governing Law.  This Agreement shall be governed by and
                    -------------
     construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.

               10.8 Table of Contents and Headings.  The table of contents
                    ------------------------------
     and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

               10.9 Notices.  All notices and other communications under
                    -------
     this Agreement shall be in writing and shall be deemed given when delivered personally, sent by nationally recognized overnight courier or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

          If to Purchaser:

               c/o Dollar Financial Group, Inc.
               Daylesford Plaza, Suite 210
               1436 Lancaster Avenue
               Berwyn, Pennsylvania 19312
               Attention: Donald F. Gayhardt, Vice President - Corporate Development
               Telephone No.: (610) 296-3400
               Telecopy No.: (610) 296-7844

          with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York 10153
               Attention: William M. Gutowitz, Esq.
               Telephone No.: (212) 310-8000
               Telecopy No.: (212) 310-8007

          If to ABC or the Shareholder:

               20700 Southgate Parkway
               Unit 1060
               Maple Heights, Ohio 44137
               Attention:  Mr. Ed Kowit

          with a copy to:

               Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
               The Tower at Erieview
               Suite 2600
               Cleveland, Ohio 44114-1824
               Attention: Richard S. Rivitz, Esq.
               Telephone No.: (216) 696-3311
               Telecopy No.: (216) 696-1009

     Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed.

               10.10     Severability.  If any provision of this Agreement
                         ------------
     is invalid or unenforceable, the balance of this Agreement shall remain in effect.

               10.11     Binding Effect; Assignment.  This Agreement, the
                         --------------------------
     Seller Documents and the Purchaser Documents shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement, any of the Seller Documents or any of the Purchaser Documents shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement, any of the

     Seller Documents or any of the Purchaser Documents except as provided below. No assignment of this Agreement, any of the Seller Documents or any of the Purchaser Documents or of any rights or obligations hereunder or thereunder may be made by any party hereto or thereto without the prior written consent of the other parties hereto or thereto, as the case may be, and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser
                                      --------  -------
     may assign this Agreement and any of the Seller Documents or the Purchaser Documents and any or all rights hereunder or thereunder (including, without limitation, the Purchaser's rights to purchase the Assets and the Purchaser's rights to seek indemnification hereunder)
     (i) to any Affiliate of the Purchaser or (ii) after the Closing, to any purchaser or transferee of any of the Assets transferred to Purchaser hereunder or thereunder. Upon any such permitted assignment, the references in this Agreement or any of the Seller Documents or the Purchaser Documents to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

               10.12     Bulk Transfer Laws.  Purchaser hereby waives
                         ------------------
     compliance by ABC with the provision of any so called bulk sale or bulk transfer Laws of any jurisdiction in connection with any of the transactions contemplated hereby. ABC and the Shareholder, jointly and severally, hereby indemnify and hold harmless the Purchaser against any and all Losses which may be asserted by third parties against the Purchaser or any of its Subsidiaries as a result of non-compliance with any such bulk sale or bulk sale or bulk transfer Laws.

               10.13     Counterparts.       This Agreement may be executed
                         ------------
     by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                              FINANCIAL EXCHANGE COMPANY OF OHIO, INC.


                              By:/s/ Donald F. Gayhardt, Jr.
                                 ------------------------------------------
                                 Name: Donald F. Gayhardt, Jr.
                                 Title:


                              ABC CHECK CASHING, INC.


                              By:/s/ Ed Kowit
                                 ------------------------------------------
                                 Name:  Ed Kowit
                                 Title: President


                              /s/ Ed Kowit
                              ---------------------------------------------
                              ED KOWIT

               DFG Holdings, Inc. hereby guarantees the prompt payment and performance by Financial Exchange Company of Ohio, Inc. of all of its obligations under this Agreement.

                              DFG HOLDINGS, INC.



                              By:/s/ Donald F. Gayhardt, Jr.
                                 ------------------------------------------
                                 Name: Donald F. Gayhardt, Jr.
                                 Title:



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